Exhibit 99.1

Caterpillar Financial Services Corporation
4Q 2016 Earnings Release
January 26, 2017

FOR IMMEDIATE RELEASE

Cat Financial Announces 2016 Year-End Results

Full-Year 2016 vs. Full-Year 2015
Cat Financial reported revenues of $2.60 billion for 2016, a decrease of $78 million, or 3 percent, compared with 2015. Profit was $384 million, a $76 million, or 17 percent, decrease from 2015.
The decrease in revenues was primarily due to a $66 million unfavorable impact from lower average earning assets and a $43 million unfavorable impact from returned or repossessed equipment, partially offset by a $33 million favorable impact from higher average financing rates.
Profit before income taxes was $561 million for 2016, compared with $619 million for 2015. The decrease was primarily due to a $43 million unfavorable impact from returned or repossessed equipment and a $30 million unfavorable impact from lower average earning assets, partially offset by a $24 million decrease in general, operating and administrative expenses.
The provision for income taxes reflects an annual tax rate of 30 percent for 2016, compared with 26 percent for 2015. The increase in the annual tax rate is primarily due to a reduction in available foreign tax credits and changes in the geographic mix of profits.
Retail new business volume for 2016 was $10.91 billion, a decrease of $511 million, or 4 percent, from 2015. The decrease was primarily related to lower volume across North America, marine and mining, partially offset by an increase in Asia/Pacific and Europe.
At the end of 2016, past dues were 2.38 percent, compared with 2.14 percent at the end of 2015. The increase in past dues was primarily driven by the European marine portfolio. Write-offs, net of recoveries, were $123 million for 2016, compared with $155 million for 2015.
As of December 31, 2016, the allowance for credit losses totaled $343 million, or 1.29 percent of net finance receivables, compared with $338 million, or 1.22 percent of net finance receivables at year-end 2015.

Fourth-Quarter 2016 vs. Fourth-Quarter 2015
Cat Financial reported fourth-quarter 2016 revenues of $642 million, a decrease of $6 million, or 1 percent, compared with the fourth quarter of 2015. Fourth-quarter 2016 profit was $85 million, a $29 million, or 25 percent, decrease from the fourth quarter of 2015.
The decrease in revenues was primarily due to a $19 million unfavorable impact from lower average earning assets and a $13 million unfavorable impact from returned or repossessed equipment, partially offset by a $24 million favorable impact from higher average financing rates.
Profit before income taxes was $122 million for the fourth quarter of 2016, compared with $129 million for the fourth quarter of 2015. The decrease was primarily due to a $13 million unfavorable impact from returned or repossessed equipment, a $9 million unfavorable impact from lower average earning assets and a $9 million increase in provision for credit losses. These unfavorable impacts were partially offset by a decrease of $22 million in other operating expenses primarily driven by the absence of employee separation charges that were recorded in the prior year.
The provision for income taxes reflects an effective tax rate of 29 percent in the fourth quarter of 2016, compared with 12 percent in the fourth quarter of 2015. The increase in the effective tax rate is primarily due to a reduction in available foreign tax credits and changes in the geographic mix of profits.
During the fourth quarter of 2016, retail new business volume was $2.86 billion, a decrease of $496 million, or 15 percent, from the fourth quarter of 2015. The decrease was primarily related to lower volume in North America and Latin America.
"We are pleased with the overall performance of our business during 2016, including continued strong portfolio health during the year despite challenging market conditions in some of our key segments," said Kent Adams, president of Cat Financial and vice president with responsibility for the Financial Products Division of Caterpillar Inc. "With our ongoing focus on expanding our ability to serve customers globally through financial services excellence, we remain well-positioned to serve the needs of Caterpillar, Cat dealers and our growing customer base worldwide."
For over 35 years, Cat Financial, a wholly owned subsidiary of Caterpillar Inc., has been providing financial service excellence to customers. The company offers a wide range of financing alternatives to customers and Cat dealers for Cat machinery and engines, Solar® gas turbines, and other equipment and marine vessels. Cat Financial has offices and subsidiaries located throughout North and South America, Asia, Australia and Europe, with its headquarters in Nashville, Tennessee.

Caterpillar contact: Rachel Potts, 309-675-6892 or 309-573-3444, Potts_Rachel_A@cat.com

STATISTICAL HIGHLIGHTS:

FOURTH-QUARTER 2016 VS. FOURTH-QUARTER 2015
(ENDED DECEMBER 31)
(Millions of dollars)

	2016	2015	CHANGE
Revenues	$642	$648	(1)%
Profit Before Income Taxes	$122	$129	(5)%
Profit	$85	$114	(25)%
Retail New Business Volume	$2,862	$3,358	(15)%
Total Assets	$33,615	$33,867	(1)%

FULL-YEAR 2016 VS. FULL-YEAR 2015
(ENDED DECEMBER 31)
(Millions of dollars)

	2016	2015	CHANGE
Revenues	$2,595	$2,673	(3)%
Profit Before Income Taxes	$561	$619	(9)%
Profit	$384	$460	(17)%
Retail New Business Volume	$10,908	$11,419	(4)%

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this earnings release may be considered "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public. Forward-looking statements give current expectations or forecasts of future events about the company. You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as "believes," "expects," "estimates," "anticipates," "will," "should," "plan," "project," "intend," "could" and similar words or phrases. These statements are only predictions. Actual events or results may differ materially due to factors that affect international businesses, including changes in economic conditions and disruptions in the global financial and credit markets, and changes in laws and regulations and political stability, as well as factors specific to Cat Financial and the markets we serve, including the market's acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the fiscal year ended December 31, 2015 and similar sections in our subsequent quarterly reports on Form 10-Q, that describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements. Cat Financial undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.